UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
________________________

Filed by the Registrant  ☒                Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

National Instruments Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

 Supplemental CEO Compensation Information

   National Instruments CEO Compensation    One-time Initial Grant for new CEOWas 62% of total comp in 2017  One-time Initial Grant does not repeat  *From NI proxy statements  New CEO Equity Compensation

   NI Executive Compensation Philosophy  Total compensation opportunities should be competitiveTotal compensation should be related to NI’s performanceTotal compensation should be related to individual performanceEquity rewards help executives think like stockholdersNI’s overall amount of equity awards should be related to its revenue growthThe same compensation programs should generally apply to both executives and non-executive employees whenever possible  2017 New CEO Total CompensationHighly variable

   $1.29BILLION REVENUEIN 2017  Continuous INVESTMENT IN R&D  35,000+ CUSTOMERS WORLDWIDE  Long-Term Track Record of Growth  Revenue in millions USD  NI at a Glance   Founded in 1976Global Operations in more than 50 countries Approximately 7,300 employeesBroad customer base, more than 35,000 companies served annually Diversity with no industry >15% of revenue

   Increasing Shareholder Value with Consistent Profitability

 GAAP to non-GAAP Operating Income Reconciliation